AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1999
                                              REGISTRATION NO. 333-___________
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------

                       RECKSON SERVICE INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                     11-3383642
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                             225 BROADHOLLOW ROAD
                           MELVILLE, NEW YORK 11747
                                (516) 719-7400
      -----------------------------------------------------------------
              (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                           ------------------------

            RECKSON SERVICE INDUSTRIES, INC. 1999 STOCK OPTION PLAN
                           (Full title of the plan)

                           ------------------------

                                 SCOTT RECHLER
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                       RECKSON SERVICE INDUSTRIES, INC.
                             225 BROADHOLLOW ROAD
                           MELVILLE, NEW YORK 11747
                                (516) 719-7400
      -------------------------------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
Title of Securities              Amount to           Proposed maximum          Proposed maximum      Amount of registration
 to be registered              be registered      offering price per unit     aggregate offering               fee
                                                                                   price
----------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
$.01 per share...........        1,750,000 (1)           $16.28 (2)              $28,490,000 (3)            $7,921 (4)
============================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the 1999 Stock Option Plan with respect to which no additional consideration will be paid (i) in the event of a stock dividend, reverse stock split, split up, recapitalization or capital adjustments and (ii) that are issuable pursuant to dividend equivalent rights relating to stock options issued under the 1999 Stock Option Plan.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(3) Calculated pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for the Common Stock reported in the consolidated reporting system for last reported over-the-counter securities on July 27, 1999.

(4) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the 1999 Stock Option Plan that are covered by this Registration Statement.

==============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Reckson Service Industries, Inc. (the "Company") hereby incorporates by reference the documents listed in (a), (b) and (c) below which have previously been filed with the Securities and Exchange Commission.

         (a)   The Annual Report on Form 10-K for the year ended December 31,
               1998.

         (b) The quarterly report on Form 10-Q for the quarter ended March 31, 1999.

         (c) The current reports on Form 8-K (including Form 8-KA) and filed on January 19, 1999, January 25, 1999, March 24, 1999, April 16, 1999 and July 16, 1999, respectively.

         (d) The description of the Company's Common Stock contained in the section entitled "Description of RSI Capital Stock" in the Company's registration statement on Form S-1, as amended, filed on January 16, 1998 pursuant to the Securities Act.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (the "Delaware Law") provides that a corporation may limit the liability of each director to the corporation of its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and
(iv) for any transaction from which the director derives an improper personal benefit. The First Amended and Restated Certificate of Incorporation and Bylaws of the Company (the "Amended and Restated Certificate of Incorporation" and "Bylaws", respectively) provide for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the Delaware Law. In addition, the Amended and Restated Certificate of Incorporation and Bylaws provide that if the Delaware Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. The effect of this provision is to eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Bylaws provide that the Company shall, to the fullest extent permitted by the Delaware law, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, members of the management advisory committee, employees and agents.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS

3(a)*    Certificate of Incorporation of the Company.

3(b)*    Bylaws of the Company.

3(c)**   Amended and Restated Certificate of Incorporation of the Company.

4(a)*    Specimen Share Certificate of Common Stock.

4(b)     Reckson Service Industries, Inc. 1999 Stock Option Plan.

5        Opinion of Brown & Wood LLP.

23(a)    Consent of Brown & Wood LLP (included as part of Exhibit 5).

23(b)    Consent of Ernst & Young LLP.

23(c)    Consent of PricewaterhouseCoopers LLP.

24       Power of Attorney (included on page 5).

* Previously filed as an exhibit to Registration Statement on Form S-1 (No. 333-44419) and incorporated herein by reference.

**       Previously filed as an exhibit to Annual Report on Form 10-K
(No. 001-14183) and incorporated herein by reference.

ITEM 9.           UNDERTAKINGS

         The undersigned registrants hereby undertake:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Reckson Service Industries, Inc. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Township of Huntington, State of New York, on July 28, 1999.

                                          RECKSON SERVICE INDUSTRIES, INC.

                                          By: /s/ SCOTT RECHLER
                                              ---------------------
                                                  (Scott Rechler)
                                                  President, Chief Executive
                                                  Officer and Director


                               POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Reckson Service Industries, Inc. hereby severally constitute Scott H. Rechler, Mitchell D. Rechler, and Michael Maturo, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Reckson Service Industries, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                       TITLE                        DATE
        ---------                       -----                        ----

/s/ SCOTT H. RECHLER            President, Chief Executive        July 28, 1999
---------------------------     Officer and Director
(Scott H. Rechler)

/s/ MICHAEL MATURO              Executive Vice President,         July 28, 1999
---------------------------     Chief Financial Officer and
(Michael Maturo)                Director (Financial Officer
                                and Accounting Officer)

/s/ DONALD J. RECHLER           Chairman of the Board and         July 28, 1999
---------------------           Director
(Donald J. Rechler)

/s/ ROGER M. RECHLER            Member of Management Advisory     July 28, 1999
---------------------------     Committee and Director
(Roger M. Rechler)

/s/ MITCHELL D. RECHLER         Secretary, Member of Management   July 28, 1999
-----------------------         Advisory Committee and
(Mitchell D. Rechler)           Director

/s/ GREGG M. RECHLER            Member of Management Advisory     July 28, 1999
--------------------            Committee and Director
(Gregg M. Rechler))


________________                Director
(Paul Amoruso)


_______________                 Director
(Ronald Cooper)

                                 EXHIBIT INDEX

Exhibit No.    Description                                              Page
-----------    -----------                                              ----

3(a)*          Certificate of Incorporation of the Company.

3(b)*          Bylaws of the Company.

3(c)** Amended and Restated Certificate of Incorporation of the Company.

4(a)*          Specimen Share Certificate of Common Stock.

4(b)           Reckson Service Industries, Inc. 1999 Stock                7
               Option Plan.

5              Opinion of Brown & Wood LLP.                               21

23(a)          Consent of Brown & Wood LLP (included as part of
               Exhibit 5).

23(b)          Consent of Ernst & Young LLP.                              22

23(c)          Consent of PricewaterhouseCoopers LLP.                     23

24             Power of Attorney (included on page 5).

* Previously filed as an exhibit to Registration Statement on Form S-11 (No. 333-44419) and incorporated herein by reference.

**   Previously filed as an exhibit to Annual Report on Form 10-K
(No. 001-14183) and incorporated herein by reference.

                                                                  EXHIBIT 4(b)

                       RECKSON SERVICE INDUSTRIES, INC.
                            1999 STOCK OPTION PLAN

ARTICLE 1.  GENERAL

         1.1. Purpose. The purpose of the Reckson Service Industries, Inc. 1999 Stock Option Plan (the "Plan") is to provide for a broad base of officers, directors and key employees, as defined in Section 1.3, of Reckson Service Industries, Inc. (the "Company") and certain of its Affiliates (as defined below) an equity-based incentive to maintain and enhance the performance and profitability of the Company. It is the further purpose of this Plan to permit the granting of awards that will constitute performance-based compensation for certain executive officers, as described in
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         1.2.     Administration.

         (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors, or by the Board. It is intended that from and after the initial public offering of Common Stock, the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act")) and "outside directors" (within the meaning of Code Section 162(m)); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

         (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The Committee shall have no authority to interpret or administer Article 5 of the Plan or to take any action with respect to any awards thereunder.

         (c) The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

         (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

         (e) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case, the term Committee as used herein shall be deemed to mean the Board.

         1.3. Persons Eligible for Awards. Awards under the Plan may be made to such officers, directors and key employees ("key personnel") of the Company or its Affiliates as the Committee shall from time to time in its sole discretion select. No member of the Board who is not an officer or employee of the Company or an Affiliate (an "Independent Director") shall be eligible to receive any Awards under the Plan, except for non-qualified stock options granted automatically under the provisions of Article 5 of the Plan.

         1.4.     Types of Awards Under Plan.

         (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) restricted stock awards, and (iii) unrestricted stock awards in lieu of cash compensation, all as more fully set forth in Articles 2 and 3.

         (b) Options granted under the Plan may be either (i) "nonqualified" stock options ("NQSOs") or (ii) options intended to qualify for incentive stock option treatment described in Section 422 of the Internal Revenue Code of 1986 (the "Code") ("ISOs"). Grants of options made under the Plan may also be made in lieu of cash fees otherwise payable to Directors of the Company or cash bonuses payable to employees of the Company or any Affiliate.

         (c) All options when granted are intended to be NQSOs, unless the applicable Plan agreement explicitly states that the option is intended to be an ISO. If an option is intended to be an ISO, and if for any reason such option (or any portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a NQSO appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to NQSOs.

         1.5.     Shares Available for Awards.

         (a) Subject to Section 4.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan, shall equal the excess (if any) of 1,750,000 shares of Common Stock, over (i) the number of shares of Common Stock subject to outstanding awards under the Plan, (ii) the number of shares in respect of which options have been exercised, or grants of restricted or unrestricted Common Stock have been made pursuant to the Plan, and (iii) the number of shares issued subject to forfeiture restrictions which have lapsed. In any year, a person eligible for awards under the Plan may not be granted options under the Plan covering a total of more than 1,000,000 shares of Common Stock.

         In accordance with (and without limitation upon) the preceding sentence, awards may be granted in respect of the following shares of Common
Stock: shares covered by previously-granted awards that have expired, terminated or been cancelled for any reason whatsoever (other than by reason of exercise or vesting).

         (b) Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock, or shares of Common Stock purchased on the open market or from shareholders of the Company for such purpose.

         (c) Without limiting the generality of the foregoing, the Committee may, with the grantee's consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made.

         1.6.     Definitions of Certain Terms.

         (a) The term "Affiliate" as used herein means RSI Fund Management, LLC, RSVP Holdings, LLC and Reckson Strategic Venture Partners, LLC, and any person or entity as subsequently approved by the Board which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

         (b) The term "Cause" shall mean a finding by the Committee that the recipient of an award under the Plan has (i) acted with gross negligence or willful misconduct in connection with the performance of his material duties to the Company or its Affiliates; (ii) defaulted in the performance of his material duties to the Company or its Affiliates and has not corrected such action within 15 days of receipt of written notice thereof; (iii) willfully acted against the best interests of the Company or its Affiliates, which act has had a material and adverse impact on the financial affairs of the Company or its Affiliates; or (iv) been convicted of a felony or committed a material act of common law fraud against the Company, its Affiliates or their employees and such act or conviction has, or the Committee reasonably determines will have, a material adverse effect on the interests of the Company or its Affiliates.

         (c) The term "Common Stock" as used herein means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

         (d) The "fair market value" (or "FMV") as of any date and in respect of any share of Common Stock shall be:

                    (i) if the Common Stock is listed for trading on the New
                  York Stock Exchange, the closing price, regular way, of the Common Stock as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or

                   (ii) if the Common Stock is not so listed but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the Common Stock on such exchange or NASDAQ/NMS, as the case may be, on which the largest number of shares of Common Stock have been traded in the aggregate on the preceding twenty trading days, or if no such reported sale of the Stock shall have occurred on such date on such exchange or NASDAQ/NMS, as the case may be, on the preceding date on which there was such a reported sale on such exchange or NASDAQ/NMS, as the case may be; or

                  (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or

                   (iv) if the Common Stock is not listed for trading on a
                  national securities exchange or authorized for quotation on NASDAQ/NMS or NASDAQ generally, the average of the closing bid and asked prices as reported on the OTC Bulletin Board or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported.

         1.7.     Agreements Evidencing Awards.

         (a) Options and restricted stock awards granted under the Plan shall be evidenced by written agreements. Any such written agreements shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan Agreements."

         (b) Each Plan agreement shall set forth the number of shares of Common Stock subject to the award granted thereby.

         (c) Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. Except as otherwise provided in Sections 2.6 and 5.1, the option exercise price per share may be less than, equal to or greater than the fair market value of a share of Common Stock on the date the option is granted.

ARTICLE 2.  STOCK OPTIONS

         2.1.     Option Awards.

         (a) Grant of Stock Options. The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

         (b) Dividend Equivalent Rights. To the extent expressly provided by the Committee at the time of the grant, each NQSO granted under this Section
2.1 shall also generate Dividend Equivalent Rights ("DERs"), which shall entitle the grantee to receive an additional share of Common Stock for each DER received upon the exercise of the NQSO, at no additional cost, based on the formula set forth herein. As of the last business day of each calendar quarter, the amount of dividends paid by the Company on each share of Common Stock with respect to that quarter shall be divided by the FMV per share to determine the actual number of DERs accruing on each share subject to the NQSO. Such amount of DERs shall be multiplied by the number of shares covered by the NQSO to determine the number of DERs which accrued during such quarter. The provisions of this Section 2.1(b) shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

         For example. Assume that a grantee holds a NQSO to purchase 600 shares of Common Stock. Further assume that the dividend per share for the first quarter was $0.10, and that the FMV per share on the last business day of the quarter was $20. Therefore, .005 DER would accrue per share for that quarter and such grantee would receive three DERs for that quarter (600 X
 .005). For purposes of determining how many DERs would accrue during the second quarter, the NQSO would be considered to be for 603 shares of Common Stock.

         2.2. Exercisability of Options. Subject to the other provisions of the Plan:

         (a) Exercisability Determined by Plan Agreement. Each Plan agreement shall set forth the period during which and the conditions subject to which the option shall be exercisable (including, but not limited to vesting of such options), as determined by the Committee in its discretion.

         (b) Partial Exercise Permitted. Unless the applicable Plan agreement otherwise provides, an option granted under the Plan may be exercised from time to time as to all or part of the full number of shares for which such option is then exercisable, in which event the DERs relating to the portion of the option being exercised shall also be exercised.

         (c) Notice of Exercise; Exercise Date.

                  (i) An option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with
                  Section 2.4.

                  (ii) Unless the applicable Plan agreement otherwise provides, or the Committee in its sole discretion otherwise determines, the date of exercise of an option shall be the date the Company receives such written notice of exercise and payment.

         2.3. Limitation on Exercise. Notwithstanding any other provision of the Plan, no Plan agreement shall permit an ISO to be exercisable more than 10 years after the date of grant.

         2.4.     Payment of Option Price.

         (a) Tender Due Upon Notice of Exercise. Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased.

         (b) Manner of Payment. Payment of the option exercise price shall be made in any combination of the following:

                    (i) by certified or official bank check payable to the
                  Company (or the equivalent thereof acceptable to the Committee);

                   (ii) by personal check (subject to collection), which may
                  in the Committee's discretion be deemed conditional;

                  (iii) with the consent of the Committee in its sole discretion, by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 4.2); and

                   (iv) with the consent of the Committee in its sole
                  discretion, by the full recourse promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code Section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine; and

                    (v) by withholding shares of Common Stock from the shares
                  otherwise issuable pursuant to the exercise.

         (c) Cashless Exercise. Payment in accordance with Section 2.4(b) may be deemed to be satisfied, if and to the extent provided in the applicable Plan agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the Act and does not require any Consent (as defined in Section 4.2).

         (d) Issuance of Shares. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 4.2, deliver to the grantee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

         2.5. Default Rules Concerning Termination of Employment.

Subject to the other provisions of the Plan and unless the applicable Plan agreement otherwise provides:

         (a) General Rule. All options granted to a grantee shall terminate upon the grantee's termination of employment for any reason except to the extent post-employment exercise of the option is permitted in accordance with this Section 2.5.

         (b) Termination for Cause. All unexercised or unvested options granted to a grantee shall terminate and expire on the day a grantee's employment is terminated for Cause.

         (c) Regular Termination; Leave of Absence. If the grantee's employment terminates for any reason other than as provided in subsection (b),
(d) or (f) of this Section 2.5, any awards granted to such grantee which were exercisable immediately prior to such termination of employment may be exercised, and any awards subject to vesting may continue to vest, until the earlier of either: (i) 90 days after the grantee's termination of employment and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan agreement; provided that the Committee may, in its sole discretion, determine such other period for exercise in the case of a grantee whose employment terminates solely because the grantee's employer ceases to be an Affiliate or the grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may, in its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan and (ii) the effect, if any, of any such leave on outstanding awards under the Plan.

         (d) Retirement. If a grantee's employment terminates by reason of retirement (i.e., the voluntary termination of employee by a grantee after attaining the age of 55), the options exercisable by the grantee immediately prior to the grantee's retirement shall be exercisable by the grantee until the earlier of (i) 12 months after the grantee's retirement and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan agreement.

         (e) Death After Termination. If a grantee's employment terminates in the manner described in subsections (c) or (d) of this Section 2.5 and the grantee dies within the period for exercise provided for therein, the options exercisable by the grantee immediately prior to the grantee's death shall be exercisable by the personal representative of the grantee's estate or by the person to whom such options pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) 12 months after the grantee's death and (ii) the date on which such options terminate or expire in accordance with the provisions of subsections (c) or
(d) of this Section 2.5.

         (f) Death Before Termination. If a grantee dies while employed by the Company or any Affiliate, all options granted to the grantee but not exercised before the death of the grantee, whether or not exercisable by the grantee before the grantee's death, shall immediately become and be exercisable by the personal representative of the grantee's estate or by the person to whom such options pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) 12 months after the grantee's death and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan agreement.

         2.6. Special ISO Requirements. In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an ISO, (i) the Plan must be approved by the Company's shareholders in accordance with the requirements of Code Section 422(b) and (ii) the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code Section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies. If an option granted under the Plan is intended to be an ISO, and if the grantee, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

ARTICLE 3.  RESTRICTED STOCK AND UNRESTRICTED STOCK AWARDS

         3.1.     Restricted Stock Awards.

         (a) Grant of Awards. The Committee may grant restricted stock awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such restricted stock awards may be made only in lieu of cash compensation and bonuses. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

         (b) Payment. Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for a restricted stock award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine. The Committee shall have the authority to make or authorize loans to finance, or to otherwise accommodate the financing of, the acquisition or exercise of a restricted stock award.

         (c) Forfeiture upon Termination of Employment. Unless the applicable Plan agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment terminates for any reason (including death) before all of his restricted stock awards have vested, such awards shall terminate and expire upon such termination of employment, and (ii) in the event any condition to the vesting of restricted stock awards is not satisfied within the period of time permitted therefor, such unvested shares shall be returned to the Company.

         (d) Issuance of Shares. The Committee may provide that one or more certificates representing restricted stock awards shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Plan agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award. Subject to the provisions of Section 4.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the Common Stock represented by such restricted stock award.

         (e) Grantees' Rights Regarding Restricted Stock. Unless the applicable Plan agreement otherwise provides: (i) a grantee may vote and receive dividends on restricted stock awarded under the Plan; and (ii) any stock received as a distribution with respect to a restricted stock award shall be subject to the same restrictions as such restricted stock.

         3.2. Unrestricted Shares. The Committee may issue stock under the Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such unrestricted stock awards may be made only in lieu of cash compensation and bonuses.

ARTICLE 4.  MISCELLANEOUS

         4.1.     Amendment of the Plan; Modification of Awards.

         (a) Plan Amendments. The Board may, without stockholder approval, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that (i) no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award and (ii) except as and to the extent otherwise permitted by Section 4.5 or 4.11, no such amendment shall cause the Plan to fail to satisfy any applicable requirement under Rule 16b-3 without stockholder approval.

         (b) Award Modifications. Subject to the terms and conditions of the Plan (including Section 4.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award, provided, however, that no modification having a material adverse effect upon the interest of a grantee in an award shall be made without the consent of such grantee.

         4.2.     Restrictions.

         (a) Consent Requirements. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine not to make any payment whatsoever until Consent has been given if
(i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms.

         (b) Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

         4.3. Nontransferability. Except as set forth in any Plan Agreement, no award granted to any grantee under the Plan or under any Plan agreement shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any award granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by the grantee.

         4.4.     Withholding Taxes.

         (a) Whenever under the Plan shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan, the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

         (b) Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

         4.5. Adjustments Upon Changes in Capitalization. If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to awards under the Plan, the maximum number of options which may be granted to any one person in any year, the number of shares of Common Stock subject to awards, the option exercise price of options theretofore granted under the Plan, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated and provided further, that each ISO granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an ISO within the meaning of Code Section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         4.6. Right of Discharge Reserved. Nothing in the Plan or in any Plan agreement shall confer upon any person the right to continue in the employment of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment of such person.

         4.7. No Rights as a Stockholder. No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an award until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of an award which has not yet vested, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

         4.8.     Nature of Payments.

         (a) Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

         (b) No such awards and payments shall be considered special incentive payments to the grantee or, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate and the grantee.

         (c) By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercisability or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the award.

         4.9. Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 2.7(c).

         4.10. Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         4.11.     Reorganization.

         (a) In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion, by written notice to a grantee, provide that his options will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided that if, and to the extent that, the Committee takes such action with respect to the grantee's options not yet exercisable, the Committee shall also accelerate the dates upon which such options shall be exercisable. The Committee also may in its discretion by written notice to a grantee provide that all or some of the restrictions on any of the grantee's awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

         (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 4.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

         4.12. Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

         4.13.    Effective Date and Term of Plan.

         (a) The Plan has been adopted and shall be effective as of March 24, 1999.

         (b) The Plan shall terminate as of March 24, 2009, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

         4.14. Governing Law. The Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

ARTICLE 5.  STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS

         5.1. Automatic Grant of Options. Each Independent Director appointed or elected for the first time shall automatically be granted a NQSO to purchase 1,000 shares of Common Stock on his date of appointment or election. Each Independent Director who is serving as Director of the Company on the fifth business day after each annual meeting of shareholders shall automatically be granted on such day NQSOs to acquire 500 shares of Common Stock; provided, however, that an Independent Director who is appointed or elected for the first time shall not be eligible to receive NQSOs pursuant to this sentence for the year of his initial appointment or election. The exercise price per share for the Common Stock covered by a NQSO granted pursuant to this Section 5.1 shall be equal to the FMV of the Common Stock on the date the NQSO is granted.

         5.2.     Exercise; Termination; Non-Transferability

         (a) All NQSOs granted under this Article 5 shall be immediately exercisable. No NQSO issued under this Article 5 shall be exercisable after the expiration of ten years from the date upon which such NQSO is granted.

         (b) The rights of an Independent Director in a NQSO granted under this Article 5 shall terminate twelve months after such Director ceases to be a Director of the Company or the specified expiration date, if earlier; provided, however, that such rights shall terminate immediately on the date on which an Independent Director ceases to be a Director by reason of termination of his directorship on account of any act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company.

         (c) No NQSO granted under this Article 5 shall be transferable by the grantee otherwise than by will or by the laws of descent and distribution, and such grantee shall be exercisable during the grantee's lifetime only by the grantee. Any NQSO granted to an Independent Director and outstanding on the date of his death may be exercised by the legal representative or legatee of the grantee for the period of twelve months from the date of death or until the expiration of the stated term of the option, if earlier.

         (d) NQSOs granted under this Article 5 may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by certified or official bank check payable to the Company. A grantee shall have the rights of a stockholder only as to shares acquired upon the exercise of a NQSO and not as to unexercised NQSOs.

         5.3. Adjustments Upon Changes in Capitalization. The number of shares of Common Stock subject to awards and the option exercise price of NQSOs theretofore granted under this Article 5, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated.

         5.4 Limited to Independent Directors. The provisions of this Article 5 shall apply only to NQSOs granted or to be granted to Independent Directors, shall be interpreted as if this Article 5 constituted a separate plan of the Company and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any NQSO issued under this Plan to a participant who is not an Independent Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Article 5 shall govern the rights and obligations of the Company and Independent Directors respecting NQSOs granted or to be granted to Independent Directors. The provisions of this Article 5 shall not be amended more than once every six months other than to comport with changes in the Code, ERISA or the rules thereunder.

                                                                     EXHIBIT 5

                               Brown & Wood LLP
                            One World Trade Center
                         New York, New York 10048-0057
                            Telephone: 212-839-5300
                            Facsimile: 212-839-5599

                                             July 28, 1999

Reckson Service Industries, Inc.
225 Broadhollow Road
Melville, New York  11747

Dear Sirs:

         We have acted as counsel for Reckson Service Industries, Inc., a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 1,750,000 shares of Common Stock, par value $.01 per share (the "Common Stock") of Reckson Service Industries, Inc. In such capacity, we have examined the First Amended and Restated Certificate of Incorporation and Bylaws of the Company, the Reckson Service Industries, Inc. 1999 Stock Option Plan (the "Plan"), and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein.

         Based upon the foregoing, we advise you that, in our opinion when the shares of Common Stock to be issued pursuant to the Plan have been issued and paid for in accordance with the terms of the Plan and the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                             Very truly yours,

                                             /s/ Brown & Wood LLP

                                                                 EXHIBIT 23(b)

                      Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Reckson Service Industries, Inc. 1999 Stock Option Plan of Reckson Service Industries, Inc. (the "Company") for the registration of 1,750,000 shares of common stock of our reports dated (i) March 12, 1999, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998 and for the period July 15, 1997 to December 31, 1997 filed with the Securities and Exchange Commission on March 31, 1999, (ii) March 12, 1999, with respect to the consolidated financial statements of Interoffice Superholdings Corporation and Subsidiaries for the period November 9, 1998 to December 31, 1998 included in the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 1999, (iii) March 5, 1999, with respect to the consolidated financial statements of RSVP Holdings, LLC for the period February 26, 1998 to December 31, 1998, included in the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 1999, (iv) January 4, 1999, with respect to the combined financial statements of Xebec Management Services, Inc. and affiliate for the years ended December 31, 1997 and 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on January 19, 1999 (v) September 18, 1998, with respect to the consolidated financial statements of InterOffice (Holdings) Corporation and Subsidiaries for the years ended December 31, 1997, 1996 and 1995 included in the Company's Form 8-K filed with the Securities and Exchange Commission on January 19, 1999.

                                             /s/ Ernst & Young LLP

New York, New York
July 28, 1999

                                                                 Exhibit 23(c)

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement of Reckson Service Industries, Inc. on Form S-8 of our report dated February 26, 1999 relating to the consolidated financial statements of ALLIANCE NATIONAL Incorporated and Subsidiaries, which appears in Reckson Service Industries, Inc.'s Current Report on Form 8-K/A dated March 24, 1999.



/s/ PricewaterhouseCoopers LLP



New York, New York
July 28, 1999